F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
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   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE


                                February 25, 1997




   Van Wagoner Funds, Inc.
   One Bush Street, Suite 1150
   San Francisco, CA  94104

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of Van Wagoner Funds, Inc. Common Stock, $.0001 par value (such Common Stock being hereinafter referred to as the "Stock"), in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice relating to the Van Wagoner Emerging Growth Fund, Van Wagoner Micro-Cap Fund, Van Wagoner Mid-Cap Fund, Van Wagoner Post-Venture Fund, Van Wagoner Capital Appreciation Fund and Van Wagoner Growth Fund series of Van Wagoner Funds, Inc. dated February 24, 1997; (c) corporate proceedings relative to the authorization for issuance of shares of the Stock; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Stock sold in the fiscal year ended December 31, 1996 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, fully paid and nonassessable. We have not examined the stock register books of the Van Wagoner Emerging Growth Fund, Van Wagoner Micro-Cap Fund, Van Wagoner Mid-Cap Fund, Van Wagoner Post-Venture Fund, Van Wagoner Capital Appreciation Fund and Van Wagoner Growth Fund series of Van Wagoner Funds, Inc. In opining that the shares of Stock sold in the fiscal year ended December 31, 1996 were fully paid, we have relied upon a certificate of an officer of the transfer agent to Van Wagoner Funds, Inc. as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Van Wagoner Funds, Inc. for its fiscal year ended December 31, 1996. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,

                                 /s/ Foley & Lardner

                                 FOLEY & LARDNER